EXHIBIT 16.1

                 LETTER FROM ANDERSEN ANDERSEN & STRONG, L.L.C.

ANDERSEN ANDERSEN & STRONG, LLC                  941 East 3300 South, Suite 202
Certified Public Accountants and Business            Salt Lake City, Utah 84106
  Consultants                                            Telephone 801 486-0096
Member SEC Practice Section of the AICPA                       Fax 801 486-0098


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:      Golden Hole, Inc.
         Commission File #0-30721

Dear Sir/Madam:

We have read and agree with the comments in Item 4 of Amendment No. 2 to Form 8-K of Golden Hole, Inc., dated January 28, 2002.


Sincerely


/s/ ANDERSEN ANDERSEN & STRONG LLC



Andersen Andersen & Strong, LLC
March 15, 2002
Salt Lake City, Utah